Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re: SKINNY NUTRITIONAL CORP., Debtor.	: : : : : :	CHAPTER 11 BANKRUPTCY NO. 13-13972 (JKF)

FIRST AMENDED LIQUIDATING CHAPTER 11 PLAN

Skinny Nutritional Corp., by and through its undersigned counsel, hereby files, as plan proponent, this First Amended Liquidating Plan pursuant to Chapter 11, Title 11 of the United States Code.

Obermayer Rebmann Maxwell & Hippel Llp

One Penn Center, Suite 1900

1617 JFK Boulevard

Philadelphia, PA 19103

Counsel to Debtor Skinny Nutritional Corp.

Dated: July 10, 2014

Skinny Nutritional Corp. (the “Debtor”) proposes the following First Amended Plan of Liquidation (the “Plan”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”. The Debtor is proposing the Plan under Sections 1121(c) and 1123(b)(4) of the Bankruptcy Code in that the Plan calls for the liquidation of the Debtor’s remaining assets after the sale of substantially all of the Debtor’s assets to Skinny Nutritional, LLC (the “Purchaser”), pursuant to the Sale Order dated January 15, 2014 entered by the Bankruptcy Court, followed by a distribution to creditors in order of priority as provided by the Bankruptcy Code.

ARTICLE I

Definitions

Scope of Definitions. For purposes of this Plan, except as expressly otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this section of the Plan. In all references herein to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text may require. Any term defined in the Bankruptcy Code or Federal Rules of Bankruptcy Procedure and not otherwise defined herein shall have the meaning specified therein unless the context otherwise requires.

1.1      Administrative Claim means any cost or expense of administration of this Chapter 11 Case allowable under Section 507(a) of the Bankruptcy Code.

1.3      Administrative Claimant means the holder of an allowed Administrative Claim.

1.4      Allowance Date means the date that a Final Order is entered which would permit a Claim or Interest to become an Allowed Claim or Allowed Interest, respectively.

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1.5      Allowed means, with reference to a Claim or Interest, one which (a) is listed in the Bankruptcy Schedules or List of Equity Security Holders (including any amendments thereto) filed in this case as of the Confirmation Date and is (i) not listed therein as disputed, contingent or unliquidated or (ii) not objected to by the Debtor or any other party in interest in the case; (b) is set forth in a Proof of Claim or Interest properly filed in this case on or before the Bar Date and as to which no objection is filed in accordance with Article X hereof; or (c) is determined to be Allowed in a Final Order.

1.6      Allowed Claim means (a) a Claim that has been Allowed by a Final Order; (b) a Claim which is specified herein to be an Allowed Claim; or (c) a Claim timely filed with the Office of the Clerk of the Bankruptcy Court or scheduled by the Debtor in its Schedules as last amended as neither unliquidated, disputed or contingent, and as to which filed or scheduled Claim no objection with respect to the allowance thereof has been or shall be interposed within the period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, Orders of the Bankruptcy Court or this Plan. Unless otherwise specified, “Allowed Claim” shall not include interest on the principal amount of such Claim accruing from or after the Petition Date.

1.7      Allowed Interest shall mean an Interest (a) in respect to which a proof of interest has been filed with the Clerk of the Bankruptcy Court within any deadline fixed by the Bankruptcy Court or (b) scheduled in the list of equity security holders prepared and filed with the Court pursuant to Bankruptcy Rule 1007(a)(3), in either case as to which no objection to the allowance thereof has been interposed within any applicable deadline fixed by Bankruptcy Rule 3003, an Order of the Bankruptcy Court or this Plan, or as to which any such objection has been determined by a Final Order of the Bankruptcy Court.

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1.8      APA means the Asset Purchase Agreement, including the Amendment(s), thereto, between Debtor and the Purchaser, which was approved by the Sale Order, for the purchase of Debtor’s Assets Included in the Sale.

1.9      Assets Excluded From the Sale means the following:

(a)    all cash;

(b    The Debtor’s interests in any contracts other than Assumed Contracts;

(c)   any Employee Benefit Plans;

(d)    all right, title and interest of Seller in and to all current insurance policies, if any;

(e)   any other assets excluded by written notice given to the Debtor before the Closing Date pursuant to Section 2.1 of the APA;

(f)     those other assets of Debtor set forth on Schedule 2.1(g) of the APA;

(g)   all claims relating to Excluded Liabilities; and

(h)   all of Seller’s causes of action against Cliffstar, Trim, or other Trim Parties including Marc Cummins, Victoria Brakl and William Apfelbaum.

1.10      Assets Included in the Sale means the following:

(a)   all notes and Accounts Receivable;

(b)   all owned equipment, vehicles, tools, tooling, dies, furniture, fixtures and furnishings and other tangible property of Seller wherever located, including, but not limited to, the items set forth on Schedule 2.1(b) of the APA;

(c)    all inventory wherever located, including all raw materials, work-in-progress, and finished goods and inventory to be delivered;

(d)   The Debtor’s interests in the Assumed Contracts;

(e)   licenses, permits, registrations and other approvals or authorizations (including pending approvals or authorizations) of Governmental Authorities, to the extend assignable and transferable, relating to the ownership and/or operation of the Business;

(f)   all Intellectual Property of the Debtor, and all computer software, programs and similar systems (including data and related documentation) and internet domain names owned or licensed by the Debtor, including, but not limited to, the Intellectual Property described in Schedule 3.14 of the APA;

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(g)   all personal records for current employees, if any, and all policies and procedures manuals of the Debtor;

(h)   all other books, records, files, papers and other documents (in whatever form, including computer files and software), including all inventory, sales and marketing records, catalogs and all customer, supplier and distributor lists, and literature in whatever form held;

(i)   The Debtor’s interests in all property, real, personal or mixed, tangible or intangible, arising or acquired between the Effective Date and the Closing Date, other than the Excluded Assets;

(j)   general intangibles of the Business, including goodwill and the rights to the name Skinny Nutritional Corp. and all other trade names used by the Debtor;

(k)   Expect as provided in Section 2.2(h) of the APA, any and all claims and causes of action, including privileges related thereto, of the Debtor, including any action of Seller that arises under chapter 5 of the Bankruptcy Code.

(l)   any supplies, prepaid expenses or deposits, wherever located;

(m)   all customer, vendor and supplier lists, other distribution lists, files and documents, products or drawings, blueprints, schematics and sales invoices of the Business, whether generated by, or used by, the Debtor;

(n)    all proceeds of the foregoing and all other property of the Debtor of every kind, character or description, tangible and intangible, known or unknown, wherever located; and

(o)   any of the Debtor’s interests in any Confidentiality Agreement.

1.11      Bankruptcy Code or Code means Title 11 of the United States Code, as amended from time to time, applicable to this case as of the Petition Date.

1.12      Bankruptcy Court or Court means the United States Bankruptcy Court for the Eastern District of Pennsylvania.

1.13      Bankruptcy Rule(s) or Rule(s) means the Federal Rules of Bankruptcy Procedure, as amended from time to time promulgated by the Supreme Court of the United States, and any local rules promulgated thereunder.

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1.14      Bar Date means September 16, 2013 or the last date fixed by Order of the Bankruptcy Court for the filing of proofs of claim.

1.15     Business Day means any day except a Saturday, Sunday, an official federal holiday, as set forth in 5 U.S.C. § 6103 and/or Bankruptcy Rule 9006(a)(6), or other day on which commercial banks located in the Commonwealth of Pennsylvania are authorized by law to close.

1.16      Case means the reorganization case of the Debtor under Chapter 11 of the Bankruptcy Code presently captioned “Skinny Nutritional Corp., 13-13972 (JKF)”.

1.17      Causes of Action means all remaining claims and causes of action now owned or hereafter acquired by the Debtor not transferred to the Purchaser under the APA, and assigned to the Liquidating Trustee under and pursuant to the Plan including, but not limited to, the Debtor’s claims against Cliffstar and Victoria Brakl.

1.18      Claim means any right to payment from Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach give rise to a right of payment from Debtor whether or not such right to an equitable remedy is reduced to judgment, fixed, matured, unmatured, disputed, undisputed, secured, or unsecured, as defined in Section 101(5) of the Bankruptcy Code.

1.19      Claimant means a person or entity holding a Claim or Interest (including, his, her or its successors, assigns, heirs, executors, or personal representatives).

1.20      Class means a group of Claims, consisting of Claims that are substantially similar to each other, as classified pursuant to this Plan.

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1.21      Confirmation Date means the date on which the Confirmation Order confirming the Plan at or after a hearing convened pursuant to Section 1129 of the Bankruptcy Code becomes a Final Order.

1.22      Confirmation Hearing means the hearing at which the Court considers confirmation of this Plan.

1.23      Confirmation Order means the Order of the Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

1.24      Contested Claim means any Claim or any portion thereof which is not an Allowed Claim or as to which the Debtor or any party in interest has interposed an objection, in accordance with the Plan, the Bankruptcy Code and Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order or a claim which is scheduled as contingent, unliquidated or disputed.

1.25      Creditor means any entity that has a Claim against the Debtor.

1.26      Debt shall have the meaning ascribed to it in Section 101(12) of the Bankruptcy Code.

1.27      Debtor means Skinny Nutritional Corp.

1.28      Deficiency Claim With reference to a Creditor having an Allowed Secured Claim, that portion of the Creditor’s Allowed Claim, if any, that is not an Allowed Secured Claim only because (a) the monetary benefit derived from the exercise of any available right of setoff and the application to the Claim of the net proceeds available from disposition of Assets securing the Creditor's Allowed Claim is insufficient to permit payment in full of the Allowed Claim, or (b) a Final Order by the Bankruptcy Court entered in a proceeding to determine the extent of the Secured Claim provides that part of the Creditor’s Allowed Claim is not an Allowed Secured Claim based on a valuation of the Creditor's interest in the Debtor's interest in the Assets securing the Claim. Such claims, to the extent that any exist and are Allowed, are Class 4 General Unsecured Claims under the Plan.

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1.29      Disclosure Statement means the First Amended Disclosure Statement filed by the Debtor in support of the Plan pursuant to Section 1125 of the Bankruptcy Code as it may be further amended, modified or supplemented from time to time, and any exhibits and schedules thereto.

1.30      Disputed Claim means any Claim that is scheduled as disputed, contingent or unliquidated, or which is objected to in whole or in part in accordance with Article X hereof.

1.31      Distribution means any payment by the Debtor to a Creditor on account of a Claim.

1.32      Effective Date means the date that is one hundred and twenty (120) days after the date after the Confirmation Order becomes a Final Order and all other conditions to the Effective Date having been met. The Debtor may apply to the Court to extend the Effective Date of the Plan for an additional period for cause shown.

1.33      Final Order means (a) a judgment, order or other decree issued and entered by the Court, which judgment, order or other decree (i) has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (ii) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted; and (b) a stipulation or other agreement entered into which has the effect of any such judgment, order or other decree described in clause (a) above.

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1.34      Impaired Class means any Class of Claims that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.35      Insider means any "insider" as that term is defined in Paragraphs (B), (E) or (F) of Section 101(31) of the Bankruptcy Code.

1.36      Interest means Interest in the Debtor of a holder of common stock issued by the Debtor prior to the Petition Date.

1.37      Lien means, with respect to any of the Assets of the Debtor, any mortgage, lien, pledge, charge, security interest, or other security device (including a lease which is not a true lease) or encumbrance of any kind affecting such Asset.

1.38      Liquidating Trustee shall mean the Liquidating Trustee as defined in Section 4.6 hereof.

1.39      Person means a person within the meaning of Section 101(41) of the Bankruptcy Code.

1.40      Petition Date means May 3, 2013, the date upon which the Debtor filed its petition.

1.41      Plan means this Liquidating Plan of the Debtor filed, as it may be further amended, modified or supplemented from time to time, and any exhibits and schedules thereto. 1.42 Plan Proponent means the Debtor.

1.43      Priority Non-Tax Claim shall mean a Claim or a portion of a Claim for which priority is asserted under Section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code but only to the extent it is entitled to priority under such subsection.

1.44      Priority Tax Claim shall mean a Claim or a portion of a Claim for which priority is asserted under Section 507(a)(8) of the Bankruptcy Code.

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1.45      Pro Rata means with respect to any distribution to the holder of an Allowed Claim of a particular Class of the Plan on a particular date, the same proportion that the amount of such Allowed Claim bears the aggregate amount of all Claims of such Class, including Contested Claims.

1.46      Professional Claim means and refers to a Claim by any Professional Persons as provided for in Section 326, 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.

1.47      Professional Person means any person retained in this Chapter 11 Case pursuant to Section 327, 328, 33 0, 503(b) or 1103 of the Bankruptcy Code.

1.48      Purchaser means the Purchaser of the Debtor’s Assets pursuant to the Sale Order, Skinny Nutritional, LLC.

1.49      Rejection Claim means any Claim for amounts due as a result of the rejection of any executory contract or lease which is or has been rejected by the Debtor by Final Order, the Sale Order or by the Confirmation Order.

1.50      Sale Order means the order dated January 15, 2014 at docket number 219 on the Debtor’s bankruptcy docket permitting the sale of the Assets Included in the Sale to the Purchaser, as amended.

1.51      Sale Proceeds means the proceeds of the Debtor’s sale of the Assets Included in the Sale to the Purchaser pursuant to the APA and approved by the Bankruptcy Court in the Sale Order.

1.52      Schedules means the schedules of assets and liabilities filed by the Debtor with the Office of the Clerk of the Court pursuant to Bankruptcy Rule 1007, as they may be amended from time to time.

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1.53      Secured Claim means a Claim that is (a) secured by a valid, perfected and enforceable Lien on Assets of the Debtor, to the extent of the value of the interest of the holder of such Secured Claim in such Assets; or (b) a Claim which is specified herein as an Allowed Secured Claim, to the extent of the value of the interest of the holder of such Secured Claim in such Assets.

1.54      Sale Motion means the expedited motion filed by the Debtor to approve the APA with the Purchaser, and pursuant to which the Sale Order was entered.

1.55      Unimpaired Class means any Class of Claims that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.56      Unsecured Claim means any Claim, including a Rejection Claim or a Deficiency Claim arising prior to the Petition Date, other than an Administrative Claim, Priority Non-Tax Claim, Priority Tax Claim, Secured Claim or Interest.

Other Definitions a term used and not defined herein but that is defined in the Bankruptcy Code or Bankruptcy Rules has the meaning set forth therein. The words “herein”, “hereof”, “hereto”, “hereunder”, and other of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Moreover, some terms defined herein are defined in the section in which they are used.

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ARTICLE II

Classification and Treatment of Classes of Claims

For the purpose of this Plan, Claims are divided into the following classes. A Proof of Claim asserting a Claim, which is properly included in more than one class, is included in each such class to the extent that it qualifies within the description of such class. All unclassified Secured Claims have been, or shall be granted relief from the automatic stay on the Effective Date and the Debtor shall have returned any and all collateral securing such obligations. Any remaining Claims of unclassified Secured Claimants shall be treated as a Class 4 Claim. During the bankruptcy proceedings, the Debtor paid the Secured Claim of Trim Capital LLC in full pursuant to a Court approved Settlement Stipulation out of the Sale Proceeds.

2.1.    Class 1. Priority Non-Tax Claims. Class 1 consists of the Allowed Priority Non-Tax Claims of ex-employees of the Debtor relating to unpaid wages, vacation and sick time under Section 507(a)(4) of the Bankruptcy Code. The Class 1 Claims are impaired under the Plan. Allowed Priority Non-Tax Claims will be paid in full on the Effective Date or as soon thereafter as is practicable, unless such Class 1 Claim has been objected to, in which case the Class 1 Claim will be paid, if at all, within twenty (20) days of the Court entering a Final Order allowing such claim, to the extent of available funds. According to the Debtor’s Schedules, Class 1 Claims total $45,475.00.

2.2    Class 2. Priority Tax Claims. Class 2 consists of the claims of creditors entitled to priority under Section 507(a)(8) of the Bankruptcy Code. To the extent that a Priority Tax Claim is filed and Allowed, and except as otherwise provided herein, the treatment and consideration to be received by Priority Tax Claimants shall be in full settlement, satisfaction, release and discharge of its respective claims and liens. Class 2 Claims are impaired under the Plan. Each holder of a Priority Tax Claim shall receive on account of the Allowed portion of such Priority Tax Claim in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, either in cash on the Effective Date or alternatively in periodic cash payments commencing on the Effective Date, in the Liquidating Trustee’s discretion, in an aggregate amount equal to such Allowed Priority Tax Claim plus interest over a period not exceeding five (5) years after the Petition Date or on such other terms as may be agreed upon by the holder of such Priority Tax Claim and the Debtor but only after payment of the Class 1 Claims, and only to the extent of cash proceeds from the remaining liquidation of the Debtor’s remaining Assets. Class 2 Claims total $23,229.38 and are impaired.

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2.3    Class 3. Secured Claim of UCF. Class 3 consists of the secured claim of UCF arising out of its prepetition Factoring Agreement with the Debtor. In full and final satisfaction of this allowed secured claim, UCF shall be paid the sum of $7,000.00 on the Confirmation Date by the Debtor. UCF has negotiated an Intercreditor Agreement with the Debtor and the terms of that Agreement are incorporated herein. Any amount remaining due to UCF after application of the payment set forth herein shall be treated as a Deficiency Claim under Class 4 General Unsecured Claims.

2.4    Class 4. General Unsecured Claims. Class 4 consists of all Allowed Unsecured Claims not otherwise classified herein, as well as any Deficiency Claim(s) or Rejection Claim(s). Class 4 Claims are impaired under the Plan. The Debtor has scheduled Class 4 claims at approximately $3,000,000.00. The treatment and consideration to be received by holders of Class 4 Allowed Claims shall be in full settlement, satisfaction, release and discharge of their respective Claims. Class 4 Creditors shall receive their pro rata share of the funds available for distribution after payments to Administrative, Priority Wage, Priority Tax Claimants, and UCF’s Secured Claim. Each holder of a Class 4 Claim shall receive cash payments on or after the Effective Date as determined by the Liquidating Trustee, or upon the Class 4 Claim becoming an Allowed Claim by Final Order of the Bankruptcy Court whichever is later, from the balance of the Sale Proceeds, after payment of the Debtor’s Secured Creditor(s), the Administrative Claims and Priority Tax and Wage Claims, and the net proceeds of the Causes of Action to be shared Pro Rata among the Class 4 Claimants for all allowed Class 4 Claims. All payments to Class 4 General Unsecured Creditors shall be made through a bonded Liquidating Trustee to be appointed by the Debtor in accordance with Section 4.6 of the Plan. No payments shall be made by the Liquidating Trustee unless and until the Liquidating Trustee determined that there are sufficient revenues to pay current and projected Administrative Claims. The Liquidating Trustee will attempt to liquidate the Debtor’s corporate shell and if successful, proceeds of the sale shall be paid to Class 4 General Unsecured Creditors pro rata after payment of legal expenses connected therewith and all senior classes of creditors. Obermayer will ensure a distribution of at least $30,000.00 to the Class 4 creditors by carving out that amount from its allowed administrative fees.

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2.4    Class 5. Interest Holders of Skinny Nutritional Corp. Class 5 consists of the Allowed Interests of the Skinny Nutritional Corp. shareholders. The Class 5 Interests shall be cancelled on the Effective Date and no distribution will be made on account of these interests unless and until all claims (or Interests) of higher priority are paid in full. Class 5 Interests are impaired under the Plan, and are presumed to reject the Plan.

ARTICLE III

Treatment of Unclassified Claims

3.1    Administrative Claims. All Administrative Claims shall be treated as follows:

a.    Time for Filing Administrative Claims. The holder of an Administrative Claim, other than a Professional Claim, must file with the Bankruptcy Court and serve on the Debtor and its counsel, a Motion for allowance of the Administrative Claim within thirty (30) days after the Confirmation Date. Failure to file such a motion timely and properly shall result in the Administrative Claim being forever barred and discharged.

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b.    Time for Filing Professional Claims. Each Professional Person who holds or asserts an Administrative Claim that is a Professional Claim incurred before the Confirmation Date shall be required to file a fee application with the Bankruptcy Court. For fees incurred prior to the Effective Date, fees will be paid from time to time from the Sale Proceeds. Obermayer Rebmann Maxwell & Hippel LLP (“Obermayer”), counsel to the Debtor, has agreed to carve out thirty thousand dollars ($30,000.00) from its allowed fees to ensure a distribution to Class 4 General Unsecured Creditors. For fees incurred after the Confirmation Date, the Liquidating Trustee may pay Professional Persons without a Bankruptcy Court order. In order to do so the Professional Person shall forward a copy of any request for fees to the Liquidating Trustee, counsel for the Debtor and the United States Trustee, with a request for payment. No payment shall be made if there is an objection to the fee request. The Bankruptcy Court shall retain jurisdiction to entertain any dispute relating to a post-confirmation fee dispute. Total administrative claims of Obermayer, Panitch Schwarze Belisario & Nadel LLP and SSG Capital Advisors is $615,000.00.

c.    Allowance of Administrative Claims. An Administrative Claim (other than an application for a Professional Claim) with respect to which a motion has been timely and properly filed pursuant to Section 3.1(a) of the Plan shall become an Allowed Administrative Claim, but only if Allowed by the Bankruptcy Court by Final Order. An Administrative Claim that is a Professional Claim relating to pre-confirmation services provided for which a fee application has been properly filed pursuant to Section 3.1(b) of the Plan, shall become an Allowed Administrative Claim only to the extent allowed by Final Order of the Bankruptcy Court. After the Confirmation Date, the Debtor’s professionals, to the extent fees are permitted to be recovered under the Plan, shall send bills to counsel to the Debtor, the Liquidating Trustee and the United States Trustee and if no objection is lodged within ten (10) days, they shall be paid by the Debtor without further order of the Bankruptcy Court. If there is an objection, a Fee Application shall be filed with the Bankruptcy Court. Allowed Fee Claims shall retain the same priority status as existed prior to the confirmation of the Plan, after confirmation of the Plan, vis a vis, all other subordinate priority and general unsecured claims. After the Bankruptcy Case is closed, Professional Fees shall be paid in the discretion of the Liquidating Trustee. Administrative fees are calculated to be approximately $615,000.00 and include the legal fees of the Debtor’s counsel and the allowed fees of SSG Capital Advisors.

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d.    Payment of Allowed Administrative Claim. Each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder’s Allowed Claim on the Effective Date, or upon the Administrative Claim becoming an Allowed Administrative Claim, whichever is later, or (ii) such other treatment as may be agreed upon in writing by the Debtor and such holder as long as no payment is made thereon prior to the Effective Date. No motion or application is required to fix fees payable to the Clerk’s Office or the Office of the United States Trustee, as those fees are determined by statute.

ARTICLE IV

Provisions For Execution of The Plan

4.1    Conditions of Effective Date. The following are the conditions to the Effective Date occurring under the Plan:

(a)    The Plan shall have been confirmed by the Bankruptcy Court;

(b)   The Confirmation Order has become a Final Order; and

(c)    No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

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(d)   The Debtor or the Liquidating Trustee has collected, at a minimum, the first two (2) payments under the Purchaser Note.

(e)   The Liquidating Trustee shall have been appointed to continue the liquidation of the Debtor’s remaining Assets.

4.2     Sale of Debtor’s Assets. The Debtor has sold all of the Assets Included in the Sale to the Purchaser under and pursuant to the Asset Purchase Agreement and the Sale Order. The Sale Proceeds of $1,500,000.00 dollars constitute one source of money for payment of claims under this Plan. After payment of the allowed Trim Secured Claim, approximately $533,000.00 should be available for distribution to classes of creditors. The $533,000.00 is payable in three equal instalments in June, September and December 2014.

4.3    Assignment of Causes of Action. All Causes of Action except two were assigned to the purchaser. The remaining Causes of Action are against Cliffstar, the Debtor’s former bottler and Victoria Brakl. The Debtor shall assign to the Liquidating Trustee all rights and obligations to assert any and all retained Causes of Action and consent to the Liquidating Trustee pursuing the Causes of Action. If the Debtor refuses to so consent and assign the Causes of Action, then the Plan shall constitute a motion for authority to pursue the Causes of Action for the benefit of the bankruptcy estate. Any net recovery on account of the successful prosecution, or settlement, of any Cause of Action shall be deposited into the Liquidating Trustee distribution account to be maintained by the Liquidating Trustee in accordance with this Plan. Once assigned, the Liquidating Trustee shall have sole authority to compromise all Causes of Action. The Debtor anticipates that approximately $50,000.00 will be generated by the Causes of Action. The proceeds of the Causes of Action will be distributed in order of priority.

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4.4    The Debtor’s other assets. Following the Closing Date under the APA,the Debtor anticipates it will have approximately $100,000.00 to $125,000.00 in cash. The Debtor also has its corporate shell, the value of which is indeterminate and somewhat speculative but may have some value.

4.5    Alterations, Amendments or Modifications. This Plan may be altered, amended, or modified by the Proponent before or after the Confirmation Date, as provided in Section 1127 of the Bankruptcy Code.

4.6    Liquidating Trustee. The Debtor shall, no later than the confirmation hearing, appoint the Liquidating Trustee pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidating Trustee shall have the sole obligation to make the distributions required by, and in accordance with the Plan, and shall be bonded for all payments under the Plan in an amount sufficient to cover any funds held by the Liquidating Trustee, which bond shall be paid for by the Debtor’s estate. The Liquidating Trustee shall only make payments approved by the Debtor. The Liquidating Trustee will be paid as a cost of administration of the estate up to $15,000.00. The Liquidating Trustee may from time to time make partial payments at his or her discretion. The Liquidating Trustee may hold or invest the funds in one or more accounts, provided that all investments shall be made in accordance with Section 345 of the Bankruptcy Code. The Debtor’s instant Board of Directors and all employees of the Debtor shall resign on the date of the appointment of the Liquidating Trustee. The Liquidating Trustee will also complete all remaining obligations of the Debtor, if any, under the APA which may include changing the corporate name of the Debtor.

4.7    Final Decree. After the Effective Date, the Debtor shall file a Motion to close the case and request that a final decree be issued.

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4.8    Retention and Enforcement of Claims. Pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code and the APA, the Debtor shall retain for assertion by the Liquidating Trustee, all claims of the Debtor on behalf of, and as a representative of, the Debtor or its estate, including, without limitation, the Causes of Action.

4.9    Retention of Assets. The bankruptcy estate of the Debtor shall retain all Causes of Action, Cash and all other Assets Excluded From Sale and not otherwise conveyed to the Purchaser, which Assets are specifically excluded from the Assets that are the subject of the APA and the Sale Order and the Debtor pursuant to this Plan and the Confirmation Order, assigns said assets to the Liquidating Trustee. The Liquidating Trustee will endeavor to sell the Debtor’s corporate shell to the extent practicable and if this occurs, the proceeds will be distributed in order of priority under the Bankruptcy Code.

ARTICLE V

Distributions and General Provisions

5.1    Distributions. Distributions pursuant to this Plan shall be made by the Liquidating Trustee as provided herein and shall be made, unless otherwise provided herein, as soon as practicable after the Effective Date, or such other date when the Claim becomes an Allowed Claim, whichever date is later.

(a)    Delivery of Distributions. Distributions to holders of Allowed Claims will be made as follows: (i) at the address set forth on the respective proofs of Claim filed by holders of such Claims, (ii) at the address set forth in any written notice of address change filed with the Bankruptcy Court after the date of filing of any proof of Claim or (iii) at the address reflected in the Debtor’s Schedules if no proof of Claim has been filed and the Debtor has not received a written notice of change of address. If any holder’s distribution is returned as undeliverable, no further distributions to the holder will be made unless and until the Liquidating Trustee is notified of the holder’s then current address. The Liquidating Trustee shall use reasonable efforts to obtain current addresses of creditors to enable distributions to be made hereunder, and the Debtor shall cooperate in providing the Liquidating Trustee assistance in locating Claimants. All claims for undeliverable distributions must be made to the Liquidating Trustee within ninety (90) days after the respective distribution was made. After that date, all unclaimed property will be returned to the Liquidating Trustee and paid to remaining Claimants Pro Rata in accordance with Article II hereof, and the Claim of any holder with respect to such property will be discharged and forever barred.

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(b)   Means of Cash Payment. Cash payments made pursuant to the Plan will be in United States funds, by check drawn on a domestic bank or by wire transfer from a domestic bank. All cash distributions will be made by the Liquidating Trustee, from time to time in his or her sole discretion.

(c)   De Minimums Distributions. The Liquidating Trustee will make no distribution of less than $25.00 to any Creditor unless a request is made in writing.

(d)   Time Bar to Cash Payments. Checks issued by the Liquidating Trustee in respect of Allowed Claims will be null and void if not cashed within ninety (90) days of the date of their issuance. Requests for reissuance of any check shall be made to the Liquidating Trustee by the holder of the Allowed Claim with respect to which the check originally was issued. Any claim in respect of such a voided check must be made on or before ninety (90) days after the date of issuance of the check. After the date, all claims in respect of void checks will be discharged and forever barred and the cash, including interest earned in any; shall be revested in the Liquidating Trustee and paid to remaining Claimants Pro Rata in accordance with Article II hereof.

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(e)    Setoffs. The Liquidating Trustee may, but will not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of the Claim, any claims of any nature whatsoever the Debtor may have against the Claimant, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver of release by the Debtor or Claimant of any such claim the Debtor may have against such Claimant or any claim or defense such claimant may have against the Debtor.

(f)    Saturday, Sunday or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.

5.2    Notices. All notices, requests or demands sent to the Liquidating Trustee with respect to this Plan shall be in writing and shall be deemed to have been received within five (5) days of the date of mailing, provided they are sent by registered mail or certified mail, postage prepaid, return receipt requested, and if sent to the Liquidating Trustee whose address will be available on the docket or by request in writing to counsel to the Debtor.

5.3    Default. No default shall be declared under this Plan unless any payment due under this Plan shall not have been made within sixty (60) days after the due date for such payment and upon thirty (30) days written notice to the Liquidating Trustee with an additional thirty (30) day cure period.

5.4    Executory Contracts

(a)    Assumption. Except for those contracts and leases previously assumed and assigned pursuant to the APA and the Sale Order, for which the Debtor has no continuing liability neither the Debtor nor the Liquidating Trustee will assume any of Debtor’s executory contracts or unexpired leases. All contracts are deemed rejected on the Confirmation Date.

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  (b)    Rejection. The Plan provides that all executory contracts and unexpired leases, except for those specifically assumed by the Trustee in writing or previously assumed pursuant to the APA and the Sale Order, shall be deemed rejected and the Confirmation Order shall constitute an Order of rejection. All proofs of claim with respect to Claims arising from said rejection must be filed with the Bankruptcy Court within the earlier of (i) the Bar Date; (ii) the date set forth for filing Claims in any order of the Bankruptcy Court approving such rejection; or (iii) thirty (30) days from the date of the rejection. Any proofs of claim which are not filed timely, will be barred forever from assertion. The Confirmation Order shall constitute an order approving the rejection of all leases or contracts not previously assumed or rejected. An entity objecting to the rejection of a contract or lease to which it is a party must file and serve its objection to the Plan within the deadline established for objecting to the confirmation of the Plan. See the Disclosure Statement for the specific date.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR EXECUTORY CONTRACT IS THE EARLIER OF THE BAR DATE OR THIRTY (30) DAYS AFTER THE REJECTION OF THE LEASE OR EXECUTORY CONTRACT BECOMES FINAL, UNLESS OTHERWISE PROVIDED IN AN EARLIER ORDER OF COURT.

Any Rejection Claim will be barred if not timely filed, unless the Court later orders otherwise.

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ARTICLE VI

Jurisdiction

      6.1    Retention of Jurisdiction. The Bankruptcy Court shall retain jurisdiction of the case after the Confirmation Date for the following purposes:

      (a)    to determine any and all objections in the allowance of claims and amendments to schedules;

      (b)    to classify the Claim of any Creditor and to re-examine Claims which have been allowed for purposes of voting, to determine such objections as may be filed to Claims;

      (c)    to determine any and all disputes arising under or in connection with the Plan, including, but not limited to, any default remedies granted herein, and the sale of any of the Debtor’s assets, collection or recovery of any assets;

      (d)    to determine any and all applications for allowance of compensation and reimbursement of expenses herein for fees incurred through the Confirmation Date;

      (e)    to determine any and all pending applications for rejections of executory contracts and unexpired leases and the allowance of any claims resulting from the rejection thereof or from the rejection of executory contracts or unexpired leases pursuant to the Plan;

      (f)    to determine any and all applications, adversary proceedings and contested and litigated matters pending in the case as of, or after, the Confirmation Date;

      (g)    to determine any and all proceedings for recovery of payments pursuant to any Cause of Action;

      (h)    to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

      (i)    to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes, intent and effect of the Plan;

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     (j)    to determine such other matters which may be provided for in the Confirmation Order as may be authorized under the provisions of the Bankruptcy Code; and

    (k)    to enter any order, including injunctions, necessary to enforce the terms of the Plan, the powers of the Debtor, or the Liquidating Trustee under the Bankruptcy Code, this Plan and as the Court may deem necessary.

ARTICLE VII

Causes of Action

  7.1    Suits, Etc. Except as otherwise provided in this Plan, the Debtor consents to the Liquidating Trustee initiating or continuing any litigation or adversary proceeding with respect to any retained Cause of Action. If the Debtor refuses to so consent and assign the Causes of Action, then the Plan shall constitute a motion for authority to pursue the Causes of Action for the benefit of the bankruptcy estate, and the Confirmation Order an Order granting such authority.

  7.2    Powers. The Debtor consents to and shall assign to the Liquidating Trustee the right to settle, compromise, sell, assign, terminate, release, discontinue or abandon any of the Cause of Action from time to time in its discretion, except for those claims specifically retained for the Liquidating Trustee. The Liquidating Trustee may decide to settle or prosecute any Cause of Action or Class of Causes of Action based upon his or her business judgment. The Liquidating Trustee may retain professionals for the prosecution of the Causes of Action.

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ARTICLE VIII

Effects of Confirmation of this Plan

      8.1    Discharge of the Debtor. Pursuant to Bankruptcy Code Section 1141(d)(3), Confirmation will not discharge Claims against Debtor; provided, however, that no Claimholder or Interest holder may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, the Liquidating Trustee, and/or their respective successors, assigns and/or property, except as expressly provided in the Plan, all Claims and Interests shall be converted into claims against the Liquidating Trust.

   8.2    Exculpation and Release of Debtor, Professionals, and Officers.  Except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor, and its respective attorneys, accountants, financial advisors, agents and other professionals, and its officers, directors and employees, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due in any manner arising between the Petition Date and the Effective Date and related to the administration of the Chapter 11 Case or the formulation, negotiations, prosecution or implementation of this Plan, shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of this Plan.

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   8.3    Injunction Enjoining Holders of Claims Against the Debtor. This Plan is the sole means for resolving, paying or otherwise dealing with Claims and Interests. To that end, except as expressly provided herein, at all times on and after the Effective Date, through and including the date of entry of a Final Decree closing the Chapter 11 Case, all Persons who have been, are, or may be holders of Claims against or Interests in the Debtor arising prior to the Effective Date, shall be enjoined from taking any of the following actions against or affecting the Liquidating Trustee, the Debtor, the Liquidating Trust, its estates, or its property, including the Assets, with respect to such Claims or Interests other than actions brought to enforce any rights or obligations under this Plan:

(a)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtor, its Estates, the Liquidating Trust or its property (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date);

(b)    enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order against the Debtor, its estate, the Liquidating Trust or its Assets;

(c)    creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtor, its estate, the Liquidating Trust or its Assets;

(d)    asserting any right or subrogation, or recoupment of any kind, directly or indirectly against any obligation due to the Debtor, its estate, the Liquidating Trust or its Asset; and

(e)    proceeding in any manner in any place whatsoever against the Debtor, its estate, or its Assets that does not conform to or comply with the provisions of this Plan.

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ARTICLE IX

Miscellaneous

 9.1    Governing Law. Except to the extent superseded by the Bankruptcy Code or other federal law, the rights, duties and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the choice of law rules thereof.

   9.2    Payment of Quarterly Fees. All quarterly fees due and owing to theUnited States Trustee under 28 U.S.C. § 1930 shall continue to be paid pursuant to the provisions of such Section until the Case is closed.

   9.3    Effect of Confirmation Order. Under Section 1141(d)(3) of the Bankruptcy Code, the Debtor will not receive a discharge under the Plan because the Liquidating Trustee is liquidating Debtor’s assets. Furthermore, no Property of the Estate shall revest in Debtor pursuant to Section 1141(b) of the Bankruptcy Code. All Property of the Estate shall remain Property of the Estate notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date. The payments under the Plan will be generated from Property of the Estate, including without limitation, (i) Cash in the Liquidating Trustee’s possession on the Confirmation Date; (ii) Sale Proceeds; (iii) proceeds from the liquidation of the Assets Excluded From the Sale; and (iv) proceeds from the Causes of Action.

   9.4    Post-Confirmation Conversion/Dismissal A Creditor or party in interest may bring a motion to convert or dismiss the Chapter 11 Case under 11 U.S.C. § 1112(b), after the Plan is confirmed, if there is a default in performing under the Plan. If the Court orders the Chapter 11 Case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will vest in the Chapter 7 estate, and the automatic stay will continue only to the extent that relief from stay was not previously granted by the Court during this Chapter 11 Case.

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   9.5    Automatic Stay. The automatic stay of Section 362 of the Bankruptcy Code shall remain in effect until the Case is closed pursuant to Section 362(c)(2)(A) of the Bankruptcy Code.

   9.6    Severability. Should any provision in this Plan be determined to be unenforceable, that determination will in no way limit or affect the enforceability and operative effect of any provision of the Plan.

   9.7    Successors and Assigns. The rights and obligations of any person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of that Person.

  9.8    Binding Effect. Subject to the occurrence of the Effective Date, the Plan will be binding upon and inure to the benefit of the Debtor and its Creditors, and their respective successors and assigns.

 9.11      Non-Admission. Except as specifically provided herein, nothing herein shall be deemed an admission, nor constitute a waiver of any of the Debtor’s claims, defenses, rights and remedies including, without limitation, any right to contribution and/or indemnification in connection with, related to or arising out of any Claim, no matter when arising or asserted, all of which claims, defenses, rights and remedies are specifically preserved.

 9.12     Cramdown. The Debtor requests confirmation under Section 1129(b) of the Code with respect to any Impaired Class that does not accept the Plan pursuant to Section 1126 of the Bankruptcy Code.

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ARTICLE X

Provisions for Resolving and Treating Claims

 10.1     Objections to Claims; Prosecution of Contested Claims. Any party in interest, including the Liquidating Trustee, may object to the allowance of Claims filed with the Court and all objections to the allowance of Claims shall be litigated to Final Order or compromised and settled, subject to approval of the Bankruptcy Court after notice and a hearing. Failure to object to any Claim for purposes of voting on the Plan shall not be deemed a waiver of the right to object to such Claim at any later date. An objection to the Claim of any claimant shall not in and of itself preclude that claimant from voting its claim in support or opposition of the Plan.

 10.2     Late Filed Claims. No objection shall be required to be filed with respect to any Proof of Claim filed after the Bar Date, and the holder of any such late filed Proof of Claim shall receive no distribution under the Plan, except as specifically ordered by the Bankruptcy Court, after notice to counsel for the Debtor and such parties as the Court may direct, and a motion and hearing thereon. Any such motion shall be filed on or before the Effective Date or the holder of such Claims shall be forever barred and all such Claims shall be discharged. Nothing herein shall constitute a waiver by the Debtor of any counterclaims, setoffs, or of any defenses with respect to such late filed Proofs of Claim, including defenses as to the timeliness of the filing of such Proofs of Claim.

 10.3     No Distributions Pending Allowance. No payments or distributions will be made with respect to any Contested Claim except to the extent that the Contested Claim becomes an Allowed Claim; however, with respect to Contested Claims, the Liquidating Trustee will set aside such funds as would be necessary in order to make the required distribution on the

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Contested Claim as listed either in Debtor’s schedules or the filed proof(s) of claim, as the case may be. Cash reserved for payment to the holder of a Contested Claim shall be distributed by the Liquidating Trustee, when, and only to the extent that, such Contested Claim becomes an Allowed Claim pursuant to a Final Order of the Bankruptcy Court. All cash reserved for payment to the holder of a Contested Claim shall be maintained in a separate account created and controlled by the Liquidating Trustee where such cash shall remain segregated until each respective Contested Claim is disallowed or becomes an Allowed Claim pursuant to a Final Order of the Bankruptcy Court. To the extent that any Contested Claim is disallowed by Final Order of the Bankruptcy Court, the cash reserved on account of the formerly Contested Claim shall be added to the next distribution to Class 4 Unsecured Creditors to be distributed on a Pro Rata basis.

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 10.4 Distributions After Allowance. Payments and distribution to each holder of Contested Claim, to the extent that the Contested Claim becomesan Allowed Claim, will be made in accordance with the provisions of the Plan governing the Class OF Claims to which the respective holder belongs as soon. as practicable after the date that the order or judgment of the Court allowing the Claim becomes a Final Order.

Date: 7/10/2014	By:	/s/ Michael Salaman
Michael Salaman, President

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